Exhibit 99.1

NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: August 6, 2015
FOR IMMEDIATE RELEASE

Washington Trust Completes Wealth Management Acquisition
Acquisition of New Haven, CT-Based RIA Strengthens Washington Trust’s Northeast Presence

WESTERLY, R.I., August 6, 2015 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent of The Washington Trust Company, today announced the completion of its acquisition of Halsey Associates, Inc. (“Halsey”), a New Haven, Connecticut-based registered investment adviser. The acquisition, announced on June 2, 2015 and completed on August 1, 2015, increases Washington Trust Wealth Management’s assets under administration to approximately $6 billion, an increase of more than 15 percent.

“This is a significant strategic acquisition for Washington Trust, as it expands our wealth management reach into the Connecticut-New York corridor and further strengthens our position as one of the region’s top wealth management firms,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer. “Halsey has a talented management team and a loyal group of clients; we are excited to welcome them to Washington Trust and look forward to the many benefits of our combined organizations.”

Halsey Associates, Inc. will retain its name and operate as a Division of Washington Trust Wealth Management. Halsey President James S. Zoldy and his team will continue to work with Halsey clients through the firm’s corporate offices at 234 Church Street, New Haven, CT.

Forward-Looking Statements
This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust, which may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-

Washington Trust Completes Acquisition of Halsey Associates, Inc.

looking statements. Some of these factors that could cause actual results, performance or achievements to differ materially include: the parties’ ability to obtain regulatory approval and satisfy the other conditions to closing, delays in completing the acquisition, difficulties in integrating Halsey with Washington Trust’s existing wealth management business, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Washington Trust and Halsey operate, the ability to fully realize the expected cost savings and revenues from the transaction, the possibility of the occurrence of a material adverse change in the business or financial condition of Halsey, the possibility that events may cause the transaction-related expenses to be higher than anticipated and changes in the assumptions used in making such forward-looking statements.

ABOUT HALSEY ASSOCIATES, INC.
Founded in 1967, Halsey Associates, Inc. is an SEC-registered investment adviser, which manages approximately $850 million in assets under management for high net worth families, corporations, foundations and endowments, through its office in New Haven, Connecticut.

ABOUT WASHINGTON TRUST WEALTH MANAGMENT
Washington Trust Wealth Management is one of the premier wealth management firms in the Northeast, providing financial planning, asset management and trust and estate planning services to high-net-worth clients, endowments, foundations, retirement plan sponsors and other institutional investors for more than a century. Washington Trust Wealth Management has more than $6 billion in assets under administration. It provides services through its offices in Rhode Island (Providence, Westerly, and Narragansett) and through its registered investment advisers, Weston Financial Group, Inc. in Wellesley, Massachusetts and Halsey Associates, Inc. in New Haven, Connecticut. Washington Trust Wealth Management is a division of The Washington Trust Company, a subsidiary of Washington Trust Bancorp, Inc., (NASDAQ OMX®: WASH). Additional information can be found at www.washtrust.com/home/wealth.

ABOUT WASHINGTON TRUST BANCORP, INC.
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, with $3.6 billion in assets as of June 30, 2015. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast’s premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.